     EXHIBIT 3.1

Company Number: 866120

MEMORANDUM
AND
ARTICLES OF ASSOCIATION
OF
GRAND TOYS INTERNATIONAL LIMITED
(Formerly known as Genius Glory Limited

Date of Incorporation: The 15th day of October, 2003

This Memorandum and Articles of Association
was adopted on: April 2, 2004
by a Special Resolution of the Company
dated April 2, 2004

INCORPORATED IN HONG KONG

THE COMPANIES ORDINANCE (Chapter 32)
Company Limited by Shares
MEMORANDUM OF ASSOCIATION
OF
Grand Toys International Limited
(formerly known as Genius Glory Limited

1. The name of the Company is Grand Toys International Limited.

2. The Registered Office of the Company will be situated in Hong Kong.

3. The Company has the capacity and the rights, powers and privileges of a natural person and the objects for which the Company is established are unrestricted.

4. The liability of the Members is limited.

5. The Share Capital of the Company is [HK$100,000,000] divided into [100,000,000] shares of [HK$1.00] each with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

ARTICLES OF ASSOCIATION
OF
Grand Toys International Limited
(formerly known as Genius Glory Limited

PRELIMINARY

1.	The regulations in Table A in the First Schedule to the Ordinance shall not apply to the Company.

INTEPRETATION

2.	(a) In these Articles, save where the context otherwise requires

“the Company”	means the above named Company;

“the Ordinance”	means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and includes every other Ordinance incorporated therewith or substituted therefor; and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as reference to the provisions substituted therefor in the new Ordinance;

“the Board” and “the Directors”	means the Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

“Dividend”	includes bonus;

“month”	means calendar month;

“the Office”	means the registered office of the Company for the time being;

“paid up”	includes credited as paid up;

“the Register”	means the register of members of the Company kept pursuant to the Ordinance and includes any branch register kept pursuant to the Ordinance;

“the Secretary”	means the secretary for the time being of the Company;

“the Seal”	means the common seal of the Company or any official seal that the Company may have as permitted by the Ordinance;

“these Articles”	means these Articles of Association in their present form or as altered from time to time;

“in writing” and “written”	includes cable, telex, facsimile messages and any mode of reproducing words in a legible and non-transitory form.

(b)	In these Articles, if not inconsistent with the subject or context, words importing the singular number only shall include the plural number and vice versa, and words importing any gender shall include all genders and vice versa.

(c)	Subject as aforesaid, any words defined in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(d)	The headings are inserted for convenience only and shall not affect the construction of these Articles.

(e)	Wherever any provision of these Articles (except a provision for the appointment of a proxy) requires that a communication as between the Company, its directors or members be effected in writing, the requirement may be satisfied by the communication being given in the form of an electronic record if the person to whom the communication is given consents to it being given to him in that form.

(f)	Wherever any provision of these Articles requires that a meeting of the Company, its directors or members be held, the requirement may be satisfied by the meeting being held by such lawful electronic means and in such manner as may be agreed by the Company in general meeting.

Private Company

The Company is a private company and accordingly-

3.	(a) the right to transfer shares is restricted in the manner hereinafter prescribed; (b) the number of members for the time being of the Company (exclusive of persons who are in the employment of the Company, and of persons, who having been formerly in the employment of the Company were, while in such employment and have continued after the determination of such employment to be, members of the Company) is limited to 50 provided that where 2 or more persons hold one or more shares in the Company jointly they shall for the purpose of this Article be treated as a single member; and (c) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

Alteration of These Articles

4.	Subject to Section 13 of the Ordinance, these Articles may be altered or added to by a special resolution.

Share Capital and Variation of Rights

5.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

6.	Subject to sections 49 to 49S of the Ordinance, the Company may issue shares on the terms that they are, or at the option of the Company or the holder of the shares are liable, to be redeemed on such terms and in such manner as may be provided by these Articles.

7.	If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.

8.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9.	The Company may exercise the powers of paying commissions conferred by section 46 of the Ordinance, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said section and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

10.	Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

11.	Every person whose name is entered as a member in the Register shall be entitled without payment to receive within 2 months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of $5 for every certificate after the first or such lesser sum as the directors shall from time to time determine. Every certificate shall be under the Seal and shall specify the shares to which it relates and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

12.	If a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of $5 or such lesser sum and on such other terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence as the directors think fit.

Lien

13.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all Dividends payable thereon.

14.	The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

15.	To give effect to any such sale the directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

16.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

17.	The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

18.	A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments.

19.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 10 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part.

21.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22.	The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

23.	The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 8 per cent per annum, as may be agreed upon between the directors and the member paying such sum in advance.

Transfer of Shares

24.	The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register in respect thereof.

25.	Subject to such of the restrictions of these Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the directors may approve.

26.	The directors may, in their absolute discretion and without giving any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share.

27.	The directors may also decline to recognize any instrument of transfer unless:

(a)	a fee of $5 or such lesser sum as the directors may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

(c)	the instrument of transfer is in respect of only one class of share.

28.	If the directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal.

29.	The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine, provided always that such registration shall not be suspended in any year for more than 30 days or, where the period for closing the register of members is extended in respect of that year under section 99(2)(a) of the Ordinance, for more than that extended period.

30.	The Company shall be entitled to charge a fee not exceeding $5 on the registration of every grant of probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

Transmission of Shares

31.	In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

32.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

33.	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

34.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company:

Provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

35.	Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the directors refuse to register the transfer, be entitled to call on the directors to furnish within 28 days a statement of the reasons for the refusal.

Forfeiture of Shares

36.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

37.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

38.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

39.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

40.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

41.	A statutory declaration in writing that the declarant is a director or the secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

42.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Conversion of Shares into Stock

43.	The Company may by ordinary resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

44.	The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

45.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

46.	Such of the Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

Alteration of Capital

47.	The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

48.	The Company may by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the provisions of section 53(1)(d) of the Ordinance;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

49.	The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent required, by law.

Purchase of own Shares

50.	A. Subject to sections 49 to 49S of the Ordinance, the Company may purchase its own shares (including any redeemable shares).

50.	B. Notwithstanding section 49B(1) and (2) of the Ordinance but subject to sections 49 of the Ordinance (except that such purchases may be made either out of or otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of shares), the Company may purchase its own shares (including any redeemable shares) in order to:

(a)	settle or compromise a debt or claim;

(b)	eliminate a fractional share or fractional entitlement or an odd lot of shares (as defined in section 49B(5) of the Ordinance);

(c)	fulfil an agreement in which the Company has an option, or under which the Company is obliged, to purchase shares under an employee share scheme which had previously been approved by the Company in general meeting; or

(d)	comply with an order of the court under:

(i)	section 8(4);

(ii)	section 47G(5), where such order provides for the matters referred to in section 47G(6); or

(iii)	section 168A(2), of the Ordinance.

Allotment of Shares

51.	The directors shall not exercise any power conferred on them to allot shares in the Company without the prior approval of the Company in general meeting where such approval is required by section 57B of the Ordinance.

General Meetings

52.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Provided that so long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the directors shall appoint.

53.	A. All general meetings other than annual general meetings shall be called extraordinary general meetings.

53.	B. A resolution in writing signed by all members in the manner required by section 116B of the Ordinance shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

54.	The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as is provided by section 113 of the Ordinance. If at any time there are not within Hong Kong sufficient directors capable of acting to form a quorum, any director or any 2 members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

Notice of General Meetings

55.	An annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company:

Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

56.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Proceedings at General Meetings

57.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the directors and auditors, the election of directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the auditors.

58.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting; save as herein otherwise provided, 2 members present in person or by proxy and holding at least fifty-one percent of the paid-up capital of the Company shall be a quorum.

59.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

60.	The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or is absent from Hong Kong or has given notice to the Company of his intention not to attend the meeting, the directors present shall elect one of their number to be chairman of the meeting.

61.	If at any meeting no director is willing to act as chairman or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

62.	The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the chairman; or

(b)	by at least 2 members present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

64.	Except as provided in Article 66, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

66.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

Votes of Members

67.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person shall have one vote, and on a poll every member shall have one vote for each share of which he is the holder.

68.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

69.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

70.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

71.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

72.	On a poll votes may be given either personally or by proxy.

73.	The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation, either under seal, or under the hand of an officer or attorney duly authorized, A proxy need not be a member of the Company.

74.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the Office or at such other place within Hong Kong as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

75.	An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit-

                    “ Grand Toys International Limited

   & nbsp;                I/We, of                              , being a member/members of the above-named company, hereby appoint                  of , or failing him,                        of      , as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company to be held on the day of      , and at any adjournment thereof.

                    Signed this           day of                         ”.

76.	Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit-

                    “Grand Toys International Limited

   & nbsp;                I/We, , of                               , being a member/members of the Above-named company, hereby appoint      of, or failing him, of      , as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company, to be held on the day of      , and at any adjournment thereof.
                  Signed this                     day of

This form is to be used	*in favour of the resolution. against

Unless otherwise instructed, the proxy will vote as he thinks fit.
*Strike out whichever is not desired.”.

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

Corporations acting by Representatives at Meetings

79.	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

Directors

80.	Unless and until the Company in general meeting shall otherwise determine, the number of directors shall be not less than two and not more than five.

81.	The remuneration of the directors shall from time to time be determined by the Company in general meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or in connexion with the business of the Company.

82.	The shareholding qualification for directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

83.	A director of the Company may be or become a director or other officer of, or otherwise interested in, any other company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and, subject to the Ordinance, no such director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other Company unless the Company otherwise directs.

Borrowing Powers

84.	The directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and, subject to section 57B of the Ordinance, convertible debentures and convertible debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Powers and Duties of Directors

85.	Subject to the provisions of the Ordinance, the memorandum and articles and to any directions given by special resolution, the business and affairs of the Company shall be managed by the directors, who may exercise all the powers of the Company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the directors by these Articles, and a meeting of the directors at which a quorum is present may exercise all powers exercisable by the directors.

86.	The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

87.	The Company may exercise the powers conferred by section 35 of the Ordinance with regard to having an official seal for use outside Hong Kong, and such powers shall be vested in the directors.

88.	The Company may exercise the powers conferred upon the Company by sections 103, 104 and 106 of the Ordinance with regard to the keeping of a branch register, and the directors may (subject to the provisions of those sections) make and vary such regulations as they may think fit respecting the keeping of any such register.

89.	(1) A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (being a contract of significance in relation to the Company’s business) with the Company shall, if his interest in the contract or proposed contract is material, declare the nature of his interest at a meeting of the directors in accordance with section 162 of the Ordinance.

(2) A director shall not vote in respect of any such contract or arrangement in which he is so interested, and if he shall do so his vote shall not be counted, nor shall he be counted in the quorum present at the meeting, but neither of these prohibitions shall apply to:-

(a) any arrangement for giving any director any security or indemnity in respect of money lent by him to or obligations undertaken by him for the benefit of the Company; or

(b)	any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which the director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security; or

(c)	any contract by a director to subscribe for or underwrite shares or debentures of the Company; or

(d)	any contract or arrangement with any other Company in which he is interested only as an officer of the Company or as holder of shares or other securities,

and these prohibitions may at any time be suspended or relaxed to any extent, and either generally or in respect of any particular contract, arrangement or transaction, by the Company in general meeting.

(3) A director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director for such period and on such terms (as to remuneration and otherwise) as the directors may determine and no director or intending director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

(4) A director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged, and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

(5) Any director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director; provided that nothing herein contained shall authorize a director or his firm to act as auditor to the Company.

90.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

91.	The directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the directors;

(b)	of the names of the directors present at each meeting of the directors and of any committee of the directors;

(c)	of all resolutions and proceedings at all meetings of the Company, and of the directors, and of committees of directors,

and every director present at any meeting of directors or committee of directors shall sign his name in a book to be kept for that purpose.

92.	The directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with the Company or to the director’s spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Disqualification of Directors

93.	The office of director shall be vacated if the director:

(a)	ceases to be a director by virtue of section 155 of the Ordinance; or

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	becomes prohibited from being a director by reason of any disqualification order made under Part IVA of the Ordinance; or

(d)	becomes of unsound mind; or

(e)	resigns his office by notice in writing to the Company given in accordance with section 157D(3)(a) of the Ordinance; or

(f)	shall for more than 6 months have been absent without permission of the directors from meetings of the directors held during that period.

Rotation of Directors

94.	At the first annual general meeting of the Company all the directors shall retire from office, and at the annual general meeting in every subsequent year one-third of the directors for the time being, or, if their number is not 3 or a multiple of 3, then the number nearest one-third, shall retire from office.

95.	The directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

96.	A retiring director shall be eligible for re-election.

97.	The Company at the meeting at which a director retires in manner aforesaid may fill the vacated office by electing a person thereto, and in default the retiring director shall if offering himself for re-election be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost.

98.	No person other than a director retiring at the meeting shall unless recommended by the directors be eligible for election to the office of director at any general meeting unless not less than 3 nor more than 21 days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

99.	The Company may from time to time by ordinary resolution increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office.

100.	The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these Articles. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at such meeting.

101.	The Company may by ordinary resolution remove any director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such director. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company.

102.	The Company may by ordinary resolution appoint another person in place of a director removed from office under the immediately preceding Article, and without prejudice to the powers of the directors under Article 100 the Company in general meeting may appoint any person to be a director either to fill a casual vacancy or as an additional director. A person appointed in place of a director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

Proceedings of Directors

103.	The directors may meet together for the despatch of business, adjourn, and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote. A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors. It shall not be necessary to give notice of a meeting of directors to any director for the time being absent from Hong Kong.

104.	The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be 2.

105.	The continuing directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

106.	The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

107.	The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

108.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

109.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

110.	All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

111.	A resolution in writing, signed by all the directors for the time being entitled to receive notice of a meeting of the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held:

Provided that this Article shall not apply in relation to any contract or arrangement (not being one of the types specified in Article 89 (2)) in which a director or directors are interested, unless the number of directors signing the resolution who are not interested in the contract or arrangement would have constituted a quorum of directors if a meeting had been held for the purpose of considering the contract or arrangement.

Managing Director

112.	The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A director so appointed shall not, whilst holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he cease from any cause to be a director.

113.	A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors may determine.

114.	The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Secretary

115.	The Secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

116.	A provision of the Ordinance or these Articles requiring or authorizing a thing to be done by or to a director and the Secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the Secretary.

The Seal

117.	The directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the directors or of a committee of the directors authorized by the directors in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a director and shall be countersigned by the Secretary or by a second director or by some other person appointed by the directors for the purpose.

Dividends and Reserve

118.	The Company in general meeting may declare Dividends, but no Dividend shall exceed the amount recommended by the directors.

119.	The directors may from time to time pay to the members such interim Dividends as appear to the directors to be justified by the profits of the Company.

120.	No Dividend shall be paid otherwise than out of profits in accordance with the provisions of Part IIA of the Ordinance.

121.	The directors may, before recommending any Dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

122.	Subject to the rights of persons, if any, entitled to shares with special rights as to Dividend, all Dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the Dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All Dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the Dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for Dividend accordingly.

123.	The directors may deduct from any Dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

124.	Any general meeting declaring a Dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

125.	Any Dividend, bonus, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of 2 or more joint holders may give effectual receipts for any Dividends, bonuses, interest or other moneys payable in respect of the shares held by them as joint holders.

126.	No Dividend shall bear interest against the Company.

Accounts

127.	The directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

128.	The books of account shall be kept at the Office, or, subject to section 121(3) of the Ordinance, at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

129.	The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors or by the Company in general meeting.

130.	The directors shall from time to time, in accordance with sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

131.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the directors’ report and a copy of the auditors’ report, shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:

Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

Capitalization of Profits

132.	The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of Dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution:

Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to members of the Company as fully paid bonus shares.

133.	Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Audit

134.	Auditors shall be appointed and their duties regulated in accordance with sections 131, 132, 133, 140, 140A, 140B and 141 of the Ordinance.

Notices

135.	A notice may be given by the Company to any member either personally or by sending it by post to him or to his registered address. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of 48 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

136.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

137.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied to the Company) by giving the notice in the manner in which the same might have been given as if the death or bankruptcy had not occurred.

138.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the auditor for the time being of the Company.

No other person shall be entitled to receive notices of general meetings.

Winding up

139.	If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

140.	Every director, managing director, agent, auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connexion with any application under section 358 of the Ordinance in which relief is granted to him by the court.